United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2023

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The Pure Plastic Term Loan Facility
On May 8, 2023, PureCycle Technologies, Inc. (the “Company) entered into a $40 million term loan facility (the “Term Loan Facility”) pursuant to a Credit Agreement (the “Term Loan Credit Agreement”) dated as of May 8, 2023, among the Company, as the borrower, PureCycle Technologies Holdings Corp., PureCycle Technologies, LLC and the subsidiaries of the Company as are or may from time to time become parties to the Term Loan Facility as guarantors (the “Guarantors”) and Pure Plastic LLC (as a “Lender,” “Administrative Agent,” and “Security Agent”), which matures on December 31, 2025. Affiliates of the Lender are greater than 5% beneficial owners of the Company.
Borrowings under the Term Loan Credit Agreement may be used to repay indebtedness for borrowed money of the Company, to pay fees and expenses associated with the Term Loan Credit Agreement and the other loan documents and for general corporate purposes not in contravention of any law or of any loan document.
The Term Loan Facility is structured as a single-draw, delayed draw term loan. The Lender has committed to fund the term loans on any business day from the closing date until June 8, 2023, subject to certain limited conditions precedent (such date of funding, the “Funding Date”). Amounts outstanding under the Term Loan Credit Agreement will bear interest at a variable annual rate equal to Term SOFR (as defined in the Term Loan Credit Agreement) in effect for such period plus an applicable margin. The applicable margin is equal to 7.5%. The Company is also required to pay, on the Funding Date, (i) a closing fee to the Lenders, equal to 2.00% times the aggregate principal amount of the term loans funded by the Lenders on the Funding Date, (ii) a commitment fee to the Lenders equal to 1.00% times the aggregate principal amount of each Lender’s commitments on the Funding Date, (iii) a syndication fee to the Administrative Agent equal to 0.50% times the aggregate commitments of the Lenders on the Funding Date and (iv) a monitoring fee equal to $200,000 to the Administrative Agent for the account of the Administrative Agent and the Security Agent on the Funding Date and each anniversary of the Funding Date until maturity of the term loan. Additionally, the term loan will be issued with a 5.00% original issue discount. Subject to timely prior written notice, payment of breakage fees, if any, and payment of a prepayment premium equal to (i) 12% if such prepayment occurs during the first year following the closing date or (ii) 8% thereafter, the Company may at any time and from time to time voluntarily prepay all or any portion of any outstanding borrowings.
The Term Loan Credit Agreement contains representations, covenants and events of default that are customary for financing transactions of this nature. Events of default in the Term Loan Credit Agreement include, among others: (a) non-payment of principal, interest, fees or other amounts; (b) default of specific covenants; (c) breach of representations and warranties; (d) cross-defaults to other indebtedness in an amount greater than $1 million, subject to certain exceptions; (e) bankruptcy and insolvency proceedings; (f) inability to pay debts or attachment; (g) judgments; and (h) change of control. Upon the occurrence of an event of default, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (as defined in the Term Loan Credit Agreement) accelerate all loans and exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Term Loan Credit Agreement and the other loan documents.
Amounts outstanding under the Term Loan Credit Agreement are guaranteed by the Guarantors, and are secured by a security interest in substantially all of the assets of the Company. Subject to certain limited exceptions, any majority-owned direct or indirect subsidiaries of the Company formed after the closing date of the Term Loan Facility will also be required to guaranty the obligations under the Term Loan Credit Agreement and grant security interests in substantially all of their respective assets.
Amendment to Sylebra Credit Agreement
On May 8, 2023, the Company entered into the First Amendment to Credit Agreement, by and among the Company, as borrower, PureCycle Technologies, LLC and PureCycle Technologies Holdings Corp., as Guarantors, the lenders party thereto, and Madison Pacific Trust Limited, as administrative agent and as security agent (the “Sylebra Amendment”) in connection with the Company’s $150 million revolving credit facility governed by the Credit Agreement (the “Revolving Credit Agreement”). The Sylebra Amendment, among other things: (i) permits the Company’s entry into the Term Loan Facility, (ii) provides for a new basket under the Revolving Credit Agreement’s indebtedness negative covenant allowing for offerings of unsecured convertible promissory notes of up to $200,000,000, (iii) provides for new baskets under the Revolving Credit Agreement’s indebtedness and lien negative covenants of up to $90,000,000 in additional equipment financings and (iv) exempts the proceeds of any such convertible notes offerings from the requirement for mandatory prepayments under the Revolving Credit Agreement.
The foregoing descriptions of the Term Loan Credit Agreement and Sylebra Amendment are not complete and are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2.
Item 2.02. Results of Operations and Financial Condition.
On May 9, 2023, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the first quarter ended March 31, 2023, and certain other information.
The information contained in Item 7.01 concerning the presentation to the Company’s investors is hereby incorporated into this Item 2.02 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
The slide presentation attached hereto as Exhibit 99.2, and incorporated herein by reference, will be presented to certain investors of the Company on May 9, 2023 and may be used by the Company in various other presentations to investors.
Item 8.01. Other Events.
Pursuant to Section 2.4(b)(vi)(C)(I) of the loan agreement dated as of October 1, 2020, by and between the Southern Ohio Port Authority (“SOPA”) and PureCycle: Ohio LLC (“PCO”) (as amended, the “Loan Agreement”), PCO, an indirect wholly-owned subsidiary of the Company, posted to the Electronic Municipal Market Access (“EMMA”) site materials which include PCO’s interim financial statements for the fiscal quarter ending March 31, 2023 (the “Quarterly Reporting Package”). The Quarterly Reporting Package is filed as Exhibit 99.3 to this current report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Credit Agreement, dated as of May 8, 2023, among PureCycle Technologies, Inc., as the Borrower, PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC, as Guarantors, Pure Plastic LLC, as the Lender and Pure Plastic LLC, as the Administrative Agent and Security Agent.

10.2
First Amendment to Credit Agreement, Dated as of May 8, 2023, among PureCycle Technologies, Inc. as the Borrower, PureCycle Technologies, LLC and PureCycle Technologies Holdings Corp., as Guarantors, the Lenders party thereto, and Madison Pacific Trust Limited, as Administrative Agent and as Security Agent.

99.1	Press release by PureCycle Technologies, Inc., dated May 9, 2023.
99.2	PureCycle Technologies, Inc. presentation to investors.
99.3	PureCycle: Ohio LLC: Quarterly Reporting Package.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Lawrence Somma____________________
Name: Lawrence Somma
Title: Chief Financial Officer

Date: May 9, 2023